Exhibit 14 The NovaCode Our Code of Conduct

Contents INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3 A Message From Our CEO . . . . . . . . . . . . . . . . . . . . . . 4 OUR CODE OF CONDUCT . . . . . . . . . . . . . . . . . . . . . . 5 Our Core Principles . . . . . . . . . . . . . . . . . . . . . . . . . . 6 Integrity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7 Employee Responsibilities . . . . . . . . . . . . . . . . . . . . . 7 Managers Have Additional Responsibilities . . . . . 8 Interactions with Our Communities . . . . . . . . . . . . 8 Marketing and Business Practices . . . . . . . . . . . . . . 8 Fair Competition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8 Business Intelligence . . . . . . . . . . . . . . . . . . . . . . . . . 9 Ethical Business Partners . . . . . . . . . . . . . . . . . . . . . . 9 Conflicts of Interests . . . . . . . . . . . . . . . . . . . . . . . . . . 9 Gifts and Hospitality . . . . . . . . . . . . . . . . . . . . . . . . . . 9 Political Activity & Involvement . . . . . . . . . . . . . . . . 9 Government Relations and Lobbying . . . . . . . . . . . 9 Excellence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11 Quality and Safety . . . . . . . . . . . . . . . . . . . . . . . . . . 11 International Trade . . . . . . . . . . . . . . . . . . . . . . . . . . 12 Clinical Research . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12 Pharmacovigilance . . . . . . . . . . . . . . . . . . . . . . . . . . 12 Quality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12 Safety and Health . . . . . . . . . . . . . . . . . . . . . . . . . . . 12 Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12 Commitment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13 Interactions with Our Customers and Stakeholders . . . . . . . . . . . . . . . . . 13 Respect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14 Human Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15 Anti-Discrimination . . . . . . . . . . . . . . . . . . . . . . . . . . 15 Harassment-free Workplace . . . . . . . . . . . . . . . . . . 15 Zero Tolerance for Retaliation . . . . . . . . . . . . . . . . 15 Disability Accommodations . . . . . . . . . . . . . . . . . . 15 Drug-free Workplace . . . . . . . . . . . . . . . . . . . . . . . . 15 Accountability and Discipline . . . . . . . . . . . . . . . . . 15 Responsibility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16 Using and Protecting Company Assets . . . . . . . . 16 Confidential Information . . . . . . . . . . . . . . . . . . . . . 17 Data Privacy and Personal Privacy . . . . . . . . . . . . 17 Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . 17 Records and Disclosure . . . . . . . . . . . . . . . . . . . . . . 17 Accurate Information for Investors . . . . . . . . . . . 17 Responsible Communications . . . . . . . . . . . . . . . . . 18 Communications With the Public . . . . . . . . . . . . . . 18 Insider Trading . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18 RESOURCES FOR TAKING ACTION . . . . . . . . . . . 19 General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20 The Compliance Helpline . . . . . . . . . . . . . . . . . . . . .20 Disciplinary Actions . . . . . . . . . . . . . . . . . . . . . . . . . .20 WAIVERS AND AMENDMENT . . . . . . . . . . . . . . . . . 21 ADDITIONAL RESOURCES . . . . . . . . . . . . . . . . . . . 21

rs, oint s, INTRODUCTION CODE OF CONDUCT RESOURCES Integrity Excellence Commitment Respect Responsibility Introduction OUR CODE OF BUSINESS CONDUCT (the “Code”) provides guidance to help us make the right decisions and sets the highest standards of ethical business conduct at Novavax . It outlines expectations for our employees when dealing with strategic partners, healthcare professionals, and the communities we serve . Except as otherwise required by applicable laws, this Code applies to Novavax, Inc . and all of its subsidiaries and other business entities worldwide (collectively, “Novavax”) . The Code is not intended to be an exhaustive list of Novavax’s policies and procedures . Supplementary information on a number of topics may be found by referring to our global policies and to local policies and procedures . While the Code applies to all employees, office and directors, certain business partners, such as j ventures, agents, consultants, distributors, supplier vendors, independent contractors, and temporary employees, are also expected to live up to the principles of the Code . Managers who supervise our external business partners are responsible for ensuring that they understand and adhere to our standards. Our Code is available on our corporate website, Novavax .com, and our internal intranet under Compliance . Please refer to these sites for the most up-to-date version of our Code . ● 3

INTRODUCTION CODE OF CONDUCT RESOURCES Integrity Excellence Commitment Respect Responsibility A Message from Our CEO NOVAVAX DOES IMPORTANT AND ESSENTIAL WORK. Every day, we work to create vaccines to address unmet medical needs and improve the lives of people all over the world . But equally important to what we do, is how we do it . We’ve always prided ourselves on being a company built on principles of integrity, responsibility, and trust . We must comply not only with the spirit of the law, but with the letter of the law, by following all applicable legal standards and regulations that govern our industry, in every country we do business . Which is why we ask every employee to complete our required compliance training and certify that you have read and understand our compliance policies and Code of Business Conduct . Meeting the highest ethical standards is both an individual and shared responsibility — let’s work together as a team to help one another, to make good decisions and protect our company’s reputation . If you ever have any questions or concerns regarding our compliance program, reach out to your manager, HR business partner, or a member of our legal or compliance team . However, if you prefer to raise a concern anonymously, you can reach out to our ethics and compliance hotline . Thank you for upholding our “Nova Code” and making Integrity a part of everything we do. Stanley C . Erck President and CEO 4

INTRODUCTION CODE OF CONDUCT RESOURCES Integrity Excellence Commitment Respect Responsibility Code of Conduct Our Core Principles 5

INTRODUCTION CODE OF CONDUCT RESOURCES Integrity Excellence Commitment Respect Responsibility Our Core Principles INTEGRITY We are honest and transparent in all that we do and adhere to laws, industry regulations, and internal policies and conduct our business with the highest level of integrity and ethics . EXCELLENCE We strive for excellence in all of our business activities and never compromise quality and safety in developing, manufacturing, marketing, and distributing our therapies . COMMITMENT We are committed to improving lives and global public health and we always put the needs of the communities we serve first. RESPECT We are globally inclusive, bias-free, and work together as a team by embracing diversity and treating everyone with respect and dignity . RESPONSIBILITY We are responsible for protecting Novavax’s assets, information, and reputation, and reducing the impact of our operations on the environment every day . 6

INTRODUCTION CODE OF CONDUCT RESOURCES INTEGRITY Excellence Commitment Respect Responsibility 1 INTEGRITY We are honest and transparent in all we do. At Novavax, we understand and accept our responsibility to provide effective and accessible vaccines to populations throughout the globe in accordance with our Core Principles, and in compliance with all applicable laws and regulations . We recognize that healthcare laws, regulations, and situations involving compliance can be complicated . When faced with a tough decision, we must always consider if the activity is legal, ethical, and consistent with our Core Principles—and if we don’t know or are unsure, we ask . This is why we have a Code of Business Conduct and provide you with resources to help you understand our standards and expectations, to help you exercise sound judgment and make good choices for not only Novavax but also all the communities we serve . Please know that you are never alone in making these decisions . We are One Team, and your manager, Human Resources, Legal, Compliance, and colleagues are here to support you every step of the way . 7

INTRODUCTION CODE OF CONDUCT RESOURCES 8 INTEGRITY Excellence Commitment Respect Responsibility Employee Responsibilities • Always act in a professional, honest, and ethical manner when acting on behalf of Novavax . • Be familiar with the information contained in this Code as well as Novavax policies . • Complete all required training in a timely manner and keep up to date on current standards and expectations. • Promptly report concerns about possible violations of laws, regulations, this Code and policies to your supervisor, the Corporate Compliance Hotline, or to any of the resources listed in this Code . • Remember: No reason, including the desire to meet business goals, is an excuse for compromising our ethics or violating laws, regulations, the Code, or other policies . Managers Have Additional Responsibilities If you are in a leadership position you are expected to meet the following additional responsibilities: • Lead by example: Managers are expected to exemplify the highest standards of ethical business conduct. • Be a proactive resource for others . • Communicate to employees and business partners about how the Code and policies apply to their daily work. • Look for opportunities to discuss and address ethics and ethically challenging situations with others. • Create an environment where compliance is recognized and valued and where everyone feels comfortable asking questions . • If you supervise external business partners, ensure that they understand their ethics and compliance obligations. Interactions with Our Communities The healthcare community who influence, recommend, and administer our vaccines as well as those individuals throughout the world who use our vaccines, have placed their trust in us . We work hard every day to deserve that trust and will do business with honesty and integrity—and will comply with all applicable ethical and legal standards . We do not offer or provide bribes or kickbacks to win or influence a business or prescribing decision, or to advance our interests with government authorities . The countries in which we operate have strict anti- corruption rules and regulations that prohibit giving, getting, offering, or asking for anything of value in return for business or for bribing government officials (e .g ., The U .S . Foreign Corrupt Practices Act (FCPA), U .S . Anti-Kickback Statute, Canada’s Corruption of Foreign Public Officials Act (CFPOA), Ireland’s Corruption Offences Act 2018, Germany’s Act on Combating International Bribery, and the U .K . Bribery Act that extends anti-bribery claims to private individuals) . Many countries also have additional directives such as the European anti-money laundering directives (AMLD) that fight against money laundering and terrorist financing. In addition to these laws and directives, we are also responsible for third parties acting on Novavax’s behalf, and we must perform our due diligence, carefully monitor our business partners, and require them to operate in compliance with our Code and our standards . Due to the complexity of anti-corruption and anti-bribery laws worldwide, it is important that we are all aware of our policies and ask questions if we have any doubts about the proper course of action . If you have questions, contact your supervisor, Corporate Compliance, or any of the resources listed in this Code . Please refer to our Global Anti-Bribery and Anti-Corruption Policy (CORP-POL-001) for additional information . Marketing and Business Practices To help ensure the safe and proper use of our vaccines, information provided to healthcare professionals must be in compliance with all applicable laws and must be approved and reviewed appropriately . We promote our vaccines only for the uses that have been approved, cleared, or authorized by the relevant governmental agency . Healthcare professionals must determine the best course of care for their patients, and Novavax is committed to providing timely, fair, accurate, and balanced information to assist them with these important treatment decisions . We never look to gain competitive advantages through unethical or illegal business practices . We do not enter into agreements with competitors to engage in any anti-competitive behavior, including setting prices or dividing markets . We do not engage in unfair or deceptive acts or practices, such as false or misleading advertising or other misrepresentation . Additionally, all materials used in the public and with our customers and stakeholders, must be approved internally for the specific audience and use and follow all internal guidelines, including our Global Material Review Policy (Legal-POL-002). For additional information please contact Legal or Corporate Compliance. Fair Competition Novavax expects openness, honesty, and courtesy from all employees in their business dealings . Every employee must act ethically and with respect for others, and endeavor to deal fairly and honestly with all vendors, partners, competitors, and the general public. Each employee is also responsible for creating and sustaining a pleasant, secure, and productive working environment . No employee should take unfair advantage of anyone through manipulation, concealment, abuse or disclosure of privileged information, misrepresentation, or any other unfair dealing practice .

INTRODUCTION CODE OF CONDUCT RESOURCES 9 INTEGRITY Excellence Commitment Respect Responsibility Novavax also abides by and adheres to fair competition standards that are a matter of law in virtually every jurisdiction in which we conduct business . Novavax expects employees to act in accordance with such standards, which include compliance with: • all antitrust rules and regulations, including rules against agreements or understandings between Novavax and its competitors that affect the process, terms, or conditions of sale; • prohibitions against unfair methods of competition and unfair and deceptive acts or practices in commerce; and, • all foreign corrupt practices laws, including those making illegal any offer, payment, promise to pay or authorization to pay any money, gift, or anything of value to foreign officials, political parties, or candidates for improper purposes Business Intelligence We will never engage in deception or unethical behavior to obtain information about competitors . We should also be careful when accepting information from third parties . We should know and trust their sources and be sure that the knowledge they provide is not protected by trade-secret laws or confidentiality agreements. When Novavax employs former employees of competitors, we recognize and respect the obligations of those employees not to use or disclose the confidential information of their former employers. Make sure you only obtain competitive information through legal and ethical means and respect the confidentiality obligations of others. Additionally, ensure that you avoid using or disclosing confidential information unless you have obtained the appropriate approvals . Ethical Business Partners Novavax only works with business partners (e .g ., vendors, consultants, distributors) who conduct their business with integrity . Every vendor we hire must uphold our principles and may not engage in unethical or illegal business practices . Before entering into a business relationship, you must ensure that the appropriate due diligence screening has occurred, and that the vendor meets our standards of excellence . Only approve transactions once you fully understand them and are certain that they comply with our policies . Only make payments in accordance with the payment terms as defined in the agreement or invoice . Communicate any issues that are identified to appropriate Novavax personnel, including Legal, Corporate Compliance, and Finance . Conflicts of Interests While Novavax does not wish to infringe on the personal lives of its employees, employees must not have personal activities or relationships, including commercial interests, that conflict or appear to conflict with the interests of the Company. A conflict of interest develops any time an employee faces a choice between what is in his or her personal interest (financial or otherwise) and the interest of the Company . Novavax expects that the interests of the Company will take precedence over an employee’s personal interests and that our employees will act only for the benefit of the Company. A conflict of interest occurs when a person has a competing interest that may interfere with their ability to make an objective decision . Each of us is expected to use good judgment and avoid situations that can lead to even the appearance of a conflict. Where there is any question as to whether a conflict of interest exists, we should always look to be transparent and disclose such issues or interests . Situations like non-Novavax outside employment, serving on external for-profit or non-profit committees or other advisory capacity, receiving gifts or benefits from any third party should be disclosed . Since these situations are not always clear-cut, make sure that you disclose any situation that could be perceived as a potential conflict of interest to your manager . Always avoid using your position with Novavax for personal advantage . Please refer to our Supernova Handbook or speak with your HR partner for additional information . Gifts and Hospitality Under appropriate circumstances, a modest gift or a meal to our business partners, healthcare professionals, or the populations we serve may be locally acceptable and compliant . However, if not handled carefully, the exchange of gifts and hospitality can create the appearance of an inducement or a conflict of interest, especially if it happens frequently or if the value is significant under local standards . When it comes to gifts and hospitality, Novavax’s position is straightforward: we do not accept or provide gifts or hospitality or any other item of value if the intent is to improperly influence a business decision. Gifts of cash or cash equivalents are never allowed . Use sound judgment; only provide and accept gifts or hospitality that are permissible by law and policy . Please remember, providing hospitality and gifts to government employees is strictly prohibited or limited in many jurisdictions . For more information, please speak with your manager, Corporate Compliance, or Legal . Political Activity & Involvement You have the right to voluntarily and freely participate in your country’s political processes, including making personal political contributions . However, you must always make it clear that your personal views and actions are not those of Novavax .

INTRODUCTION CODE OF CONDUCT RESOURCES INTEGRITY Excellence Commitment Respect Responsibility Avoid even the appearance that you are making contributions or campaigning to gain favor or as an attempt to exert influence. Also, never use Novavax’s funds, assets, services, or facilities to support any political candidate or party, or engage in any lobbying activity unless specifically authorized by Novavax Government Affairs. Discuss any questions or concerns about political contributions or political activities, with the government affairs team. Government Relations and Lobbying Novavax will deal with all government agencies in a direct, open, and honest manner . Most contact with government personnel for the purpose of influencing legislation or rulemaking, including such activity in connection with marketing or procurement matters, is considered lobbying . Some laws also define lobbying even more broadly to include our normal marketing activities . If your job responsibility is to make marketing contacts on behalf of Novavax, you are responsible for knowing and adhering to all the relevant lobbying laws and associated gift laws, if applicable, and for compliance with all reporting requirements . Please refer to our Lobbying, Political Activities, and Government Interactions Policy (CORP-POL-003) for additional information . ● 10

INTRODUCTION CODE OF CONDUCT RESOURCES Integrity EXCELLENCE Commitment Respect Responsibility 2 EXCELLENCE We strive for excellence and never compromise quality and safety. Quality and Safety Novavax trusts and empowers its employees to uphold quality as an integral part of their responsibilities in developing, manufacturing, and marketing new and existing therapies . Quality is part of our culture and is integrated into all critical business and decision–making processes . The safety and well-being of our vaccine recipients is Novavax’s top priority . As such, we maintain a demonstrable commitment to the quality, efficacy, and safety of our vaccines in compliance with all applicable global requirements regulating their development, manufacturing, and distribution . Novavax closely monitors the quality and safety of its vaccines . Unfavorable results or adverse events involving our vaccines must be reported to regulatory authorities appropriately . Make sure you know and comply with quality and safety policies and report any quality or safety related matter immediately to our quality and safety departments . 11

INTRODUCTION CODE OF CONDUCT RESOURCES Integrity EXCELLENCE Commitment Respect Responsibility International Trade We comply with all import/export control laws, trade restrictions, and anti-boycott laws without limitation, and we expect our business partners to do the same . You should make sure that you know and comply with these laws when engaging in an international transaction or when releasing certain types of technical data or information to any person . Export control restrictions apply not only to international shipments of tangible materials and equipment, but also to the transfer of intangible technical data to some foreign countries or citizens of those countries . Many countries also have prohibitions against dealing with specifically identified countries, persons, or organizations which must be observed as well as any trade sanctions, embargoes, or other government orders . Employees should consult with a designated Trade Compliance Leader or Legal as early as possible about applicable laws on exporting goods, information, and technology . For more information please refer to the Global Trade Control Policy (GSC-POL-001) or reach out to tradecompliance@novavax .com . Clinical Research We are proud of our work to advance healthcare through the clinical research we conduct . To ensure that we abide by all laws, regulations, and our own high ethical standards, we follow all review and approval procedures before initiating research . We will protect the safety of our research participants through appropriate informed consent procedures and good clinical practices, and we will comply with all applicable privacy-related policies and regulations . Anywhere we do clinical research we will ensure that participants are not exposed to unnecessary risk; that they understand the nature and purpose of the research through informed consent procedures; and privacy and confidentiality rules are applied, and the information gathered enables transparent and accurate reporting, interpretation, and verification of clinical results. Pharmacovigilance To ensure that every Novavax vaccine is both effective and safe, we have systematic, stringent processes designed to improve patient safety . The benefit-risk profiles of our vaccines are derived from efficacy and safety data that is collected both throughout the development of our vaccines and after they go to market . Novavax is mandated by Worldwide Health Authorities (e .g . Food and Drug Administration [FDA]; European Medicines Agency [EMA]) to collect, evaluate, and report any Adverse Event (AE) associated with the use of a Novavax product . All Novavax employees are required to report any Adverse Event associated with a Novavax product within one business day of becoming aware of the event . If you become aware of any adverse event relating to our vaccines, please immediately access NovavaxMedInfo .com for reporting options and instructions . Quality We comply with all governmental and regulatory agency requirements and industry standards relating to the manufacturing of our vaccines including good laboratory practices (GLP), current good manufacturing practices (cGMP), and good distribution practices (GDP) to ensure that our vaccines are manufactured according to the highest standards and are safe and effective. All Novavax employees are required to report any quality issues associated with a Novavax product within one business day of becoming aware of the event . If you become aware of any quality issue relating to our vaccines, please immediately report this matter to qualitycompliance@novavax .com . Safety and Health Novavax is committed to providing a safe and healthy workplace . Situations that may pose a health or safety hazard must be reported immediately . We can only achieve our goal of a safe and healthy workplace through the proactive participation and support of everyone . Make sure you know and comply with safety and health policies and procedures and report all injuries, hazards, and property damage to your manager within 24 hours. Security Novavax is committed to providing a secure workplace for its employees, contractors, and visitors . Any situation that may pose a security risk must be reported immediately . Security is a shared responsibility . Make sure you always visibly wear your ID card on campus and never allow anyone to “piggy-back” behind you into a facility or restricted area . Notify Security if your ID card is lost or stolen . Immediately report any suspicious persons or activity to Security at security@novavax .com . Conduct by a Novavax employee that threatens, intimidates, or coerces another will not be tolerated . This prohibition includes all acts of harassment, including harassment that is based on an individual’s race, color, religion, gender, gender identity or expression, age, sexual orientation, national origin, disability, pregnancy, genetic information, military status, employment or marital status or any characteristic protected by law . All threats of (or actual) violence, both direct and indirect, should be reported as soon as possible to Security, Human Resources, Corporate Compliance, or your manager . This includes threats by employees, as well as threats by business partners, vendors, solicitors, or other members of the public . Weapons are prohibited on Novavax property, which includes designated employee parking areas and Novavax sponsored events. ● 12

INTRODUCTION CODE OF CONDUCT RESOURCES s Integrity Excellence COMMITMENT Respect Responsibility 3 COMMITMENT We are committed to improving public health and ethically supporting communities in need. Interactions with Our Customers and Stakeholders As part of our commitment to help address unmet medical needs and support optimal healthcare, we recognize the importance of fully understanding the public health needs of the individuals and communities we serve . In our interactions with government agencies, advocacy groups and other stakeholders, we strive to build relationships based on mutual respect and integrity, and we are transparent in our interactions . Additionally, we only interact with individuals according to the principle and circumstances permitted by company policy and local rules and regulations. Please ensure that our communications and interactions with our stakeholders are appropriate and consistent with applicable company policies and regulatory standards . ● 13

INTRODUCTION CODE OF CONDUCT RESOURCES Integrity Excellence Commitment RESPECT Responsibility 4 RESPECT We are globally committed to a workplace where everyone is treated fairly, respectfully, and with dignity. We are committed to a workplace where employees feel respected and appreciated . We treat our employees with respect and dignity . We owe each other honesty, respect, and fair treatment—this means we treat others as they want to be treated . It’s also the basis of our commitment to one another and the key to building successful teams . Keeping this commitment allows us to attract and keep talented individuals in a supportive, professional, and respectful work environment. Maintaining this environment helps Novavax succeed and creates the setting for each of us to thrive and to reach our full potential . What follows are some of the key areas where we shall be guided by our commitment to our Core Principles . 14

INTRODUCTION CODE OF CONDUCT RESOURCES Integrity Excellence Commitment RESPECT Responsibility Human Rights We support fundamental human rights and will champion these rights . We will not work with business partners who employ children or forced labor . We will not tolerate violence or abuse . In every country where we operate, Novavax follows all laws, regulations, and international conventions related to human rights . Our medical and research activities follow the principles outlined in the Declaration of Helsinki . Anti-Discrimination Novavax brings together employees with a wide variety of backgrounds, skills, and cultures . Combining this wealth of talent and resources creates our diverse and dynamic teams that drive excellence . All of our colleagues, job applicants, and business partners will be treated with respect and judged solely on the basis of their qualifications, demonstrated skills, and achievements . We comply with and uphold laws prohibiting discrimination based on any protected characteristic, including non-discrimination based upon a person’s race, color, religion, gender, gender identity or expression, age, sexual orientation, national origin, disability, pregnancy, genetic information, military status, and employment or marital status . Harassment-free Workplace We all have the right to work in an environment that is free from intimidation and harassment . Novavax expects all personnel to adhere to a simple standard: all employees will be treated with respect . Verbal or physical conduct by any employee that harasses or disrupts another’s work performance or creates an intimidating or hostile work environment will not be tolerated. Our Code also prohibits conduct that, although perhaps not unwelcome to the participants, creates an intimidating, hostile or offensive environment for others who observe the conduct . Zero Tolerance for Retaliation Novavax strictly prohibits reprisals or retaliation against anyone who raises a business practice, ethical or legal issue or cooperates in the investigation of such an issue . This is a cornerstone of our Corporate Culture . We do not tolerate any form of retaliation, whether by a manager or co-worker, against an individual because he or she made a good faith report of a legal or ethical concern . This extends to anyone who assists with or cooperates in an investigation or reports a legal or ethical concern or question . Regardless of the type of misconduct reported, we will not tolerate retaliation against anyone who makes a good faith report of an alleged violation . If you believe you have been retaliated against, you should notify Corporate Compliance or the Helpline immediately. Disability Accommodations Novavax is committed to complying with the Americans with Disabilities Act and other applicable laws in markets where we operate to ensure equal opportunity in employment for qualified persons with disabilities . All employment practices and activities are conducted on a non- discriminatory basis . We will make reasonable accommodations for qualified individuals with known disabilities unless doing so would result in a hardship for Novavax . Please contact your HR partner if you have any questions or need additional support . Drug-free Workplace Novavax is committed to maintaining a drug- free workplace . Employees who use illegal drugs may be subject to disciplinary action, up to and including termination. Accountability and Discipline Violating relevant laws, regulations, or the Code, or encouraging others to do so, exposes Novavax to liability and puts both your own and Novavax’s reputation at risk . Novavax will take appropriate disciplinary action against any employee or business partner whose actions are found to violate these policies or any other policies of Novavax . ● 15

INTRODUCTION CODE OF CONDUCT RESOURCES Integrity Excellence Commitment Respect RESPONSIBILITY 5 RESPONSIBILITY We are responsible for protecting Novavax’s assets, information, and reputation. Using and Protecting Company Assets We are each personally responsible for protecting Company assets and using them with care . Company assets include funds, facilities, equipment, information systems, intellectual property, and confidential information. Personal use of Company assets is discouraged . All information that is sent or received through our computer or phone systems is part of official Company records, and we can be legally required to show those records . Make sure that business information you process is accurate, appropriate, ethical, and legal . Novavax also believes that every employee is responsible for appropriately securing all Company property within his or her control to prevent its unauthorized use . You must not allow Company property to be used to help carry out illegal or improper activities such as outside employment . Novavax requires a workplace free of harassment and strives to be sensitive to the diversity of its employees . We also prohibit the use of all computers and communication systems in ways that are disruptive, offensive to others, or harmful to morale. 16

INTRODUCTION CODE OF CONDUCT RESOURCES Integrity Excellence Commitment Respect RESPONSIBILITY Confidential Information Employees, officers, and directors must maintain the confidentiality of confidential information entrusted to them by Novavax or other companies, including our suppliers and vaccine recipients, except when disclosure is authorized by a supervisor or legally permitted in connection with reporting illegal activity to the appropriate regulatory authority . Unauthorized disclosure and use of any confidential information is prohibited. Additionally, employees should take appropriate precautions to ensure that confidential or sensitive business information, whether proprietary to Novavax or another company, is not communicated within Novavax except to employees who have a need to know such information to perform their responsibilities for Novavax . Employees should also remember that their obligation to protect the Company’s confidential information continues even after their employment with Novavax ends . Employees and former employees who improperly use or disclose confidential information will be subject to disciplinary action and legal action, even if they do not actually benefit from the disclosed information. THIRD-PARTY CONFIDENTIAL INFORMATION We are also often in receipt or possession of the confidential information of other parties, including our vendors, vaccine recipients, business partners and competitors . Often this information is protected, and its use governed, by confidentiality agreements with those parties . You must treat this information in the same way you treat Novavax’s confidential information. You therefore should refuse unsolicited third-party confidential information or, if inadvertently received, should return such information unopened to the third party or transfer it to your Legal partner for appropriate disposition. Data Privacy and Personal Privacy Many of us have access to personal information related to our vaccine recipients, healthcare professionals, employees, and others . This information is considered sensitive information and is protected by laws and regulations and must be secured and kept confidential. Protecting personal information that we have been entrusted is not only a legal requirement, but also our commitment and responsibility . If you have any questions about privacy requirements, contact your manager, the Legal, Corporate Compliance, or Human Resources departments . Please refer to our Global Personal Information Privacy Policy (LGL-POL-003) for additional information. Intellectual Property Novavax’s intellectual property (IP) is an important asset that must be protected . Some examples of our IP are trade secrets, patents, trademarks, copyrights, discoveries, methods, know-how and techniques, innovations, designs, systems, software, data, and technology . Please remember to protect our IP by sharing it only with authorized parties . Additionally, ensure that you only use or disclose confidential or proprietary information with appropriate approvals . Properly label confidential information to indicate how it should be handled, distributed, and destroyed . You should also promptly disclose to Novavax any inventions or other IP that you create while you are employed by Novavax . Novavax respects the intellectual property rights of others . Unauthorized use of the intellectual property rights of others may expose Novavax to civil lawsuits and damages . Therefore, do not use the patents, copyrights, trademarks, trade secrets or other intellectual property of third parties without first ensuring that Novavax has obtained permission to do so, whether pursuant to a license or otherwise . For more information, please speak with your Legal partner. Records and Disclosure Our Company is subject to extensive and complex reporting requirements . Our operations must comply with all applicable regulatory, accounting, financial and other rules, and regulations of the jurisdictions in which we operate. All of our financial records, accounts, and financial statements must be clear and complete, maintained in reasonable detail, and appropriately reflect our Company’s transactions and activities. It is the policy of Novavax to provide full, fair, accurate, timely, and understandable disclosure in reports and documents filed with or submitted to the U .S . Securities and Exchange Commission (SEC) and other regulatory authorities and in other public communications. Each of us is responsible for information and records under our control so we need to be familiar with the procedures that apply to our jobs . Documents should be reported, disclosed, and retained in accordance with our internal policies and regulatory requirements . Do not hesitate to contact Legal if there is any doubt or if you have any questions. Accurate Information for Investors Further, as a publicly-traded company, all employees have a responsibility to ensure that the Company provides the investing public with information that reflects the Company’s business transactions. Therefore, all of our public disclosures that are filed with government agencies or communicated to the public must be complete, fair, accurate, timely, and understandable . In addition, they must be prepared, reported, and maintained in accordance with all applicable laws and accounting standards . This obligation applies to all employees, including all executives, with any responsibility for preparing such reports, including drafting, reviewing, and signing or certifying the information they contain . 17

INTRODUCTION CODE OF CONDUCT RESOURCES Integrity Excellence Commitment Respect RESPONSIBILITY The Company must communicate to the extent required by government agencies about its operations, without compromising proprietary and confidential information. Responsible Communications Write carefully and clearly in all your business communications, including emails, with the understanding that someday what you write may become a public document . Use common sense when communicating . Be truthful, accurate, and don’t embellish with unnecessary opinion . Be clear and avoid ambiguity and always consider how a future reader would interpret your communication . Don’t include sensitive information unless it is absolutely necessary and consider a face-to-face meeting or a phone call as an alternative . Remember, emails and texts are forever . Manage and secure records based on the sensitivity of the information they contain and always comply with instructions from Legal to retain records pursuant to a litigation or investigation hold . COMMUNICATIONS WITH THE PUBLIC To achieve a consistent voice and message when making disclosures or providing information to the public, only authorized persons may speak on behalf of Novavax . Please note that only designated employees in Corporate Affairs and Executive Management are authorized to speak on behalf of the company to the media and the financial community. We expect all employees to be careful when using any social media . If you participate in online forums, blogs, or bulletin boards, avoid discussing Novavax, do not discuss internal or confidential business information, and never give the impression that you are speaking on behalf of Novavax without prior authorization. Don’t send emails or post confidential information or material that could damage Novavax’s reputation . Make sure you never speak publicly on issues involving Novavax without prior authorization . For additional information, please refer to our Social Media Policy (CAFF-POL-001) or reach out to a member of our corporate affairs team at digital@novavax .com . COMMUNICATIONS TO OUR INVESTORS We are required under U .S . federal securities laws and European laws to provide our stockholders and the public with periodic disclosure regarding our business and financial condition (such as quarterly and annual reports and materials for our annual stockholders meeting) . We provide additional disclosures through our quarterly earnings calls and press releases . All Novavax employees who participate in the preparation or dissemination of these disclosures, or who provide information that they know may be used in the preparation of these disclosures, have a legal and ethical duty to ensure that the content of the disclosures is accurate, complete, and timely . We have developed disclosure controls and procedures that are designed to ensure that all public disclosures are accurate, complete, and timely . If you become aware that our public disclosures are not accurate, complete, and timely, or become aware of a transaction or development you believe may require disclosure, you should report the matter immediately to Legal and Corporate Compliance . Insider Trading Novavax is proud when our employees choose to invest in the Company . Personal investment is an effective way to align the interests of employees with the interests of our stockholders . When buying or selling Company shares, all employees, directors, officers, and other “insiders” should be mindful of the legal and policy limitations on trading . We will not use information concerning Novavax or information from our business partners for personal benefit. To help ensure that you do not engage in prohibited insider trading and avoid even the appearance of an improper transaction, Novavax has adopted an Insider Trading Policy, which is available on our intranet site or from Legal . Our Insider Trading Policy prohibits all of our directors, officers, employees, and temporary staff worldwide, as well as their immediate family members, from trading securities, or disclosing or passing along information to others who then trade on the basis of material nonpublic information . You may only purchase or sell a company’s securities if you are not in possession of material non-public information about such company . Certain individuals are subject to additional trading restrictions, which limit those individuals to trading in the Company’s securities only during certain open trading windows . Material information is information that a reasonable investor would consider important in deciding whether to buy, sell, or hold a security . Information is generally considered “public” after it has been publicly available for at least one business day after disclosure . Violations of the insider trading laws are severe and include civil and criminal fines and penalties . It is your responsibility to ensure that you do not violate the insider trading laws or our Global Insider Trading Policy (LGL-POL-001). ● 18

INTRODUCTION CODE OF CONDUCT RESOURCES Integrity Excellence Commitment Respect Responsibility Resources for Taking Action 19

INTRODUCTION CODE OF CONDUCT RESOURCES Integrity Excellence Commitment Respect Responsibility General Novavax is committed to creating a workplace conducive to the open discussion of its business practices . If you see or suspect any illegal or unethical behavior or policy violation, or you have a question about what to do in a certain situation, you have a responsibility to speak up . Remember, an issue cannot be addressed unless it is brought to someone’s attention . Examples of matters that should be reported include violations of accepted industry codes, bribery or corruption, inappropriate financial reporting, or harassment. You are encouraged to share your concerns with any person with whom you feel most comfortable, including your manager or any other member of management, Corporate Compliance, Human Resources, Legal, or Finance . Please feel free to go to the resource that you are most comfortable with, but keep in mind that your best resource is often your immediate supervisor or manager. Any report or information that you submit must be made in good faith . This does not mean that you must be certain or correct when you raise a concern, but it does mean that you believe the concern you are raising is legitimate and the information you are providing is accurate . For general compliance questions or for questions relating to raising a concern, please feel free to contact us at CorporateCompliance@novavax .com . Concerns about improprieties and wrongdoing involving our and matters involving the Securities and Exchange Commission (“SEC”) should be reported directly to our Chief Financial Officer (“CFO”) and Legal . Concerns about Human Resources related policies, procedures or regulations or matters regarding personal conduct should be brought to the immediate attention of Human Resources . Suspected Code violations that relate to financial statement disclosures or accounting, internal control, or auditing matters, should be reported directly to Corporate Compliance and the Chairman of the Audit Committee of our Board . If an employee feels uncomfortable speaking with any of the above resources for any reason, the Company has established a “Whistleblower” procedure by which confidential complaints may be raised anonymously to Novavax .ethicspoint .com . Complaints submitted through this confidential process will be presented to the Chairman of the Audit Committee, if they involve the Company’s accounting, auditing and internal controls and disclosure practices, or to our Board for other non- financial related matters. Anyone may utilize this confidential and anonymous process either to raise new concerns or complaints or if they feel that a concern or complaint previously raised has not been appropriately handled . NOTE: If you have a question or concern regarding human resources matters that do not fall within the scope of this Code or the related policies and procedures of Novavax, please refer such question or concern to the Human Resources department . The Compliance Helpline However, you choose to raise your concern, please do not hesitate to use the Corporate Compliance Helpline . Our helpline is available 24 hours a day and language translation is available . All calls and reports submitted are handled promptly and discreetly, and Novavax will review and investigate each matter promptly and accordingly . You may call or submit your concern online . You may report your concern anonymously, although it is most helpful for Compliance to be able to communicate freely with you . In any case, please know that your confidentiality will be maintained to the fullest extent possible and Novavax strictly prohibits any form of retaliation . All employees may access the Helpline online at Novavax .ethicspoint .com . If you prefer to call: IN THE US 844-612-0252 IN SWEDEN 020-12 72-95 IN CZECH REPUBLIC 800-144-499 Disciplinary Actions The Company shall determine whether violations of this Code have occurred and, if so, shall determine the disciplinary measures to be taken against any employee who has violated this Code . In the event that the alleged violation involves an executive officer or board member, the Legal Matters Committee of the Board of Directors, shall determine whether a violation of this Code has occurred and, if so, shall determine the disciplinary measures to be taken against such officer or director. ● 20

INTRODUCTION CODE OF CONDUCT RESOURCES Integrity Excellence Commitment Respect Responsibility Waivers and Amendment Generally, the policies contained in this Code must be strictly adhered to and no exceptions can be allowed; however, there may be some cases where an exception may be appropriate . Any employee or officer who believes that a waiver of any of these policies is appropriate in their case should first contact their immediate supervisor . If the supervisor agrees that a waiver is appropriate, the approval of the Chief Compliance Officer must be obtained. The Company reserves the right to amend, alter, or terminate this Code at any time for any reason . Additional Resources Supplementary information on a number of topics may be found by referring to our global policies and resources page on the intranet under Compliance . In addition, be sure to consult your country specific policies and procedures related to each of the sections referenced in the Code . If your questions are not fully addressed by these resources, please discuss your questions with your manager, Compliance, Legal or Human Resources partner, or otherwise email Compliance at CorporateCompliance@novavax .com . You can use any of these resources when you need clarification of policies, or assistance in dealing with “gray areas” or when you are concerned about possible violations of our Code, policies, applicable laws, or regulations . ● Thanks once again for upholding our Novacode and making Integrity a part of everything we do. 21

VERSION #3 REVISED SEPTEMBER 2021